Exhibit 99.1 Investor Day NYSE | Tuesday, February 27, 2024

Agenda Welcome, Overview, & Introductions K. Thomas 9:00–9:05 am Unlocking Value Creation M. Bitzer 9:05–9:30 am Through A Refocused Portfolio Organic Value Creation From A. Perucchetti & 9:30–10:15 am North America & SDA Global Business L. Beauﬁls Long Term Value Creation & Capital Allocation J. Peters 10:15–10:45 am Break All 10:45–10:55 am M. Bitzer, J. Peters, Q&A 10:55–12:00 pm A. Perucchetti & L. Beauﬁls 2

Global Executive Team Roberto Campos Holger Gottstein EVP, Global Product Organization & EVP, Strategy & Strategic Sourcing Business Development Marc Bitzer Jim Peters Chairman & EVP, Chief Financial Oﬃcer & Chief Executive Oﬃcer President, Whirlpool Asia Ava Harter Pam Klyn Carey Martin EVP & EVP, Corporate Relations & EVP & Chief Legal Oﬃcer Sustainability Chief Human Resources Oﬃcer Alessandro Perucchetti Ludo Beauﬁls EVP & President, EVP, Kitchenaid North America Small Appliances Gilles Morel Juan Carlos Puente EVP & EVP & President, President, EMEA Latin America 3 Today’s Presenters

Cautionary Statement This document contains forward-looking statements about Whirlpool Corporation and its consolidated subsidiaries ( Whirlpool ) that speak only as of this date. Whirlpool disclaims any obligation to update these statements. Forward-looking statements in this document may include, but are not limited to, statements regarding future ﬁnancial results, long-term value creation goals, restructuring and resegmentation expectations, productivity, raw material prices and related costs, supply chain, transaction-related closing and synergies expectations, asset impairment, litigation, ESG eﬀorts, debt repayment expectations, and the impact of COVID-19 and the Russia/Ukraine, Israel and Red Sea conﬂicts on our operations. Many risks, contingencies and uncertainties could cause actual results to diﬀer materially from Whirlpool's forward-looking statements. Among these factors are: (1) intense competition in the home appliance industry, and the impact of the changing retail environment, including direct-to-consumer sales; (2) Whirlpool's ability to maintain or increase sales to signiﬁcant trade customers; (3) Whirlpool's ability to maintain its reputation and brand image; (4) the ability of Whirlpool to achieve its business objectives and leverage its global operating platform, and accelerate the rate of innovation; (5) Whirlpool’s ability to understand consumer preferences and successfully develop new products; (6) Whirlpool's ability to obtain and protect intellectual property rights; (7) acquisition, divestiture, and investment-related risks, including risks associated with our past acquisitions; (8) the ability of suppliers of critical parts, components and manufacturing equipment to deliver suﬃcient quantities to Whirlpool in a timely and cost-eﬀective manner; (9) COVID-19 pandemic, other public health emergency-related business disruptions and economic uncertainty; (10) Whirlpool's ability to navigate risks associated with our presence in emerging markets; (11) risks related to our international operations; (12) Whirlpool's ability to respond to unanticipated social, political and/or economic events; (13) information technology system failures, data security breaches, data privacy compliance, network disruptions, and cybersecurity attacks; (14) product liability and product recall costs; (15) Whirlpool's ability to attract, develop and retain executives and other qualiﬁed employees; (16) the impact of labor relations; (17) ﬂuctuations in the cost of key materials (including steel, resins, base metals) and components and the ability of Whirlpool to oﬀset cost increases; (18) Whirlpool's ability to manage foreign currency ﬂuctuations; (19) impacts from goodwill impairment and related charges; (20) triggering events or circumstances impacting the carrying value of our long-lived assets; (21) inventory and other asset risk; (22) health care cost trends, regulatory changes and variations between results and estimates that could increase future funding obligations for pension and postretirement beneﬁt plans; (23) litigation, tax, and legal compliance risk and costs; (24) the eﬀects and costs of governmental investigations or related actions by third parties; (25) changes in the legal and regulatory environment including environmental, health and safety regulations, data privacy, and taxes and tariﬀs; (26) Whirlpool's ability to respond to the impact of climate change and climate change regulation; and (27) the uncertain global economy and changes in economic conditions. Additional information concerning these and other factors can be found in Risk Factors in Item 1A of Whirlpool’s 2023 10-K report. We undertake no obligation to update any forward-looking statement, and investors are advised to review disclosures in our ﬁlings with the SEC. It is not possible to foresee or identify all factors that could cause actual results to diﬀer from expected or historic results. Therefore, investors should not consider the foregoing factors to be an exhaustive statement of all risks, uncertainties, or factors that could potentially cause actual results to diﬀer from forward-looking statements. 4

Non-GAAP Measures This presentation includes certain non-GAAP ﬁnancial measures. We supplement the reporting of our ﬁnancial information determined under U.S. Generally Accepted Accounting Principles (GAAP) with certain non-GAAP ﬁnancial measures, some of which we refer to as ongoing measures, including: earnings before interest and taxes (EBIT), EBIT margin, ongoing EBIT, ongoing EBIT margin, and ongoing earnings per diluted share. Other non-GAAP ﬁnancial measures that may be included in this presentation are free cash ﬂow, free cash ﬂow as percentage of sales, adjusted eﬀective tax rate, net debt leverage and return on invested capital (ROIC). Ongoing EBIT margin: Ongoing EBIT divided by net sales. Ongoing measures exclude items that may not be indicative of, or are unrelated to, results from our ongoing operations and provide a better baseline for analyzing trends in our underlying businesses. Slide(s): 36, 37, 38, 78, 79 Segment EBIT: Consolidated EBIT broken down by the Company's reportable segments and are metrics used by the chief operating decision maker in accordance with ASC 280. Consolidated EBIT also includes corporate Other/Eliminations of $(475) million for full-year 2023, $(2,571) million for full-year 2022, $(152) million for full-year 2021, $(336) million for full-year 2020, $102 million for full-year 2019, $(1,358) million for full-year 2018, $(516) million for full-year 2017, $(384) million for full-year 2016, $(439) million for full-year 2015 . Management believes segment EBIT provides stockholders with a clearer basis to assess our results over time for each segment. Slide(s): 8, 12, 14, 29, 37, 60, 61, 64, 65, 66, 67, 69, 70 Segment Operating Proﬁt: Consolidated operating proﬁt broken down by the Company’s reportable segments and are metrics used by the chief operating decision maker in accordance with ASC 280. Consolidated EBIT also includes corporate Other/Eliminations of $(397) million for full-year 2014, $(408) million for full-year 2013, $(439) million for full-year 2012, $(279) million for full-year 2011, $(257) million for full-year 2010, $(286) million for full-year 2009, $(287) million for full-year 2008. Slide(s): 8 Ongoing earnings per diluted share: Diluted net earnings per share from continuing operations, adjusted to exclude items that may not be indicative of, or are unrelated to, results from our ongoing operations. Ongoing measures provide a better baseline for analyzing trends in our underlying businesses. Slide(s): 42 Free cash ﬂow: Cash provided by (used in) operating activities less capital expenditures. Management believes that free cash ﬂow and free cash ﬂow as a percentage of sales provides stockholders with a relevant measure of liquidity and a useful basis for assessing Whirlpool's ability to fund its activities and obligations. Slide(s): 8, 36, 39, 78, 79 Adjusted eﬀective tax rate: Eﬀective tax rate, excluding pre-tax income and tax eﬀect of certain unique items. Management believes that adjusted tax rate provides stockholders with a meaningful, consistent comparison of the Company's eﬀective tax rate, excluding the pre-tax income and tax eﬀect of certain unique items. Slide(s): 79 Please refer to the supplemental information pack on slides 80 through 98 of this presentation for a reconciliation of these non-GAAP ﬁnancial measures to the most directly comparable GAAP ﬁnancial measures. Whirlpool cannot provide forward-looking information on certain balance sheet items necessary to reconcile 2024 ROIC to return on assets in a forward-looking quantitative basis without unreasonable eﬀort and expense. Whirlpool does not provide a Non-GAAP reconciliation for its forward-looking 2026 value creation goals, such as organic net sales, ongoing EBIT, free cash ﬂow conversion, ROIC and gross debt leverage, as these long-term management goals are not annual guidance, and the reconciliation of these long-term measures would rely on market factors and certain other conditions and assumptions that are outside of the Company’s control. 5

Unlocking Value Creation Through A Refocused Portfolio Marc Bitzer Chairman & Chief Executive Oﬃcer Investor Day 2024 6

Why We Embarked on A Portfolio Transformation Divested assets were Decoupling of global • either capital economies creating intensive (Embraco)... a ‘New Reality’ • …or underperformed (China, Europe) • Geopolitical tensions WE ARE FOCUS ON HIGHER • Logistics inﬂation EXPERIENCING A GROWTH, HIGHER • Trade barriers DIFFERENT, LESS Invest funds in our high MARGIN BUSINESS GLOBAL WORLD margin businesses (North America, SDA) instead of restructuring Regional and local scale to ‘ﬁx’ businesses have gained importance over global scale 7

Why We Embarked on A Portfolio Transformation EXAMPLE: EMEA BUSINESS RESULTS FREE CASH FLOW ($M) EBIT MARGIN %* 3% $200 0% $0 $(200) (3)% 2008 2023 Post Brexit and Russia Business Sale No Clear Path to Sustainable Value Creation 8 *Reﬂects EMEA operating proﬁt margin for 2008-2013, EMEA ongoing operating proﬁt margin for 2014 and EMEA ongoing EBIT margin for 2015-2016, and EMEA EBIT margin for 2017-2023.

Unlocking Value Creation Through A Refocused Portfolio Refocusing MDA business in Americas India and Commercial Focused portfolio key to our portfolio on three and SDA Global business businesses with strong margin and multiple pillars with growth exceptionally well growth opportunities expansion opportunities positioned 9

Refocusing Our Portfolio Portfolio Transformation Announced ADDITIONS * EBIT margins 15%+ SUBTRACTIONS South Africa Turkey Embraco Russia ** China EMEA Most businesses with negative EBIT margins *Elica PB Whirlpool Kitchen Appliances Pvt Ltd. Under license from Elica SpA, Italy. 10 **MDA Europe Business only. Closing pending ﬁnal regulatory approvals. We expect to close the EMEA transaction by April 2024.

Our Major Appliance Business with A Strong Position in the Americas and India NORTH AMERICA INDIA #1 $11.4B Share 2023 #3 $0.8B Position Net Sales Share 2023 Position Net Sales LATIN AMERICA #1 $3.4B Share 2023 Position Net Sales 11 Note: All ﬁgures reﬂective of the major domestic appliances (MDA) only.

Segment Reporting Reﬂects Transformed Portfolio PRIOR REPORTING SEGMENTS (2023) RECAST REPORTING SEGMENTS (2023) North America MDA NS | $11.4B NS | $10.8B Major Domestic Appliances EBIT | 9.7% EBIT | 9.4% North America Small Domestic Appliances (1) EMEA MDA NS | $3.6B NS | $3.4B Major Domestic Appliances EBIT | 1.6% EBIT | 0.7% EMEA Small Domestic Appliances Latin America MDA NS | $3.4B NS | $3.4B Major Domestic Appliances EBIT | 6.0% EBIT | 5.6% Latin America Small Domestic Appliances Asia MDA NS | $1.0B NS | $1.0B Major Domestic Appliances EBIT | 2.7% EBIT | 2.3% Asia Small Domestic Appliances NS | $1.0B Rev | $X.XB SDA Global EBIT | 14.3% EBIT | $X.XB 12 (1) Post transaction closing, MDA EMEA will be included in prior comparable periods only.

Organic Value Creation From Our North American Business Alessandro Perucchetti Executive Vice President and President, North America 13

North America Major Domestic Appliance Business 2023 2024 2026 $10.8B ~$10.6B ~$11.2B Net Sales Net Sales Net Sales 2-3% CAGR #1 SHARE POSITION 11-12% 9.4% ~9.0% EBIT % EBIT % EBIT % 14

North America Journey

STRONG EXECUTION DELIVERING MARGIN EXPANSION	COVID DRIVEN GLOBAL SUPPLY DISRUPTIONS	POST COVID	WELL POSITIONED AND REFOCUSED NORTH AMERICA
Pre-Covid: 2017-2019	*2020-2021*	*2022-2023*	*2024-2026*
• Leading and stable share • Product innovation driving price/mix • Rationalized operating footprint driving strong cost position	• Product shortages accelerates margins beyond historical norms • Supply constraints reduce North America share to ~26% • Cost based pricing to offset inflation	• Unprecedented inflation & softening demand in 2022 • Normalized promotional environment • Delivered 1pt of 2023 share gains	• 100bps+ of annual net cost margin expansion • Continued cadence of product innovation • Rebounding existing home sales and new construction drive demand

15

North America Growth & Margin Expansion Opportunities Strong Replacement & U.S. 1 Housing Demand New Product Introductions 2 16

1 Three Fundamental Components of Appliance Demand U.S. DEMAND (% of Units Sold) Discretionary Driven by existing home sales New Driven by new home sales Construction Driven by shrinking replacement Replacement cycle (historically approx. 10 years) 17

1 Replacement Demand Continues to Be Very Strong Overall 60 Appliance Industry Shipments Replacement 40 Demand 20 Stronger replacement demand Steady replacement demand Demand driven by discretionary driven by increased usage and with ~10 year replacement cycle / new construction shortened replacement cycle 2000 2010 2023 18 Source: AHAM Sell-in, Traqline Sell-out Appliance Units (millions)

1 Existing Home Sales Drive Discretionary Demand Existing Home Sales Have Bottomed / Expected to Improve DISCRETIONARY DEMAND IS HIGHLY CORRELATED TO EXISTING HOME SALES EXISTING HOME SALES • Discretionary demand fell 5 pts Tech Bubble Financial Crisis Covid-19 from historical norms to 25% 40%+ decline from 2021-2023 • Size & pace of interest rate increases led to rapid decrease of existing home sales in 2023 and into 2024 • Expect discretionary demand recovery to improve driven by existing home sales in near to mid term 2002 2004 2006 2008 2010 2012 2014 2016 2018 2020 2022 2024 Discretionary ~25% of Total Industry Demand 19 Source: National Association of Realtors Housing Units (millions)

1 U.S. New Housing Has Been Undersupplied for More Than A Decade, Creating Long Term Upside MULTI-YEAR HOUSING EXPANSION ON THE HORIZON NEW CONSTRUCTION Tech Bubble Financial Crisis Covid-19 U.S. housing undersupply of 3 to 4 million units Steady state supply 1.7-1.9M • Rising median age of U.S. homes to over 40 years • Several years of very strong new housing to ﬁll the gap • 5% housing growth drives 50-100 bps incremental appliance demand New Construction ~15% of Total Industry Demand 20 Source: Fortune; US Census Bureau New privately owned housing units started (millions)

Our Leading, $2B+ Builder Business is Positioned to Benefit from Housing Recovery

BUILDERS' #1 CHOICE:

8 of 10 Top Builders

Final Mile Delivery Capabilities

Breadth of Brand Portfolio

Full Product Line Up

National Builders Growth Opportunity

(Share % across national builders)



20pts+
~40%
50%+
55%+
60%+
2015
2023
2024
2026

Source: Top 200 Single Family and Top 50 Multifamily Builders through Builder Magazine and Zandar & internal benchmarking; forecast reflects internal expectation.

21

2 Consumers Remain at the Core of Our Innovation $515M 2K+ ~3.5K ~$100M 20%+ 2023 Capex + R&D North American Global Invested in New Product in North America Patents Filed Engineers Technology Centers Introductions in 2019-2023 in 2023 in 2021-2023 North America in 2023 vs. 2022 22 Whirlpool Corporation Conﬁdential

Consumers Remain at the Core of Our Innovation

2

Whirlpool CORPORATION

MAYTAG PET PRO WASHER & DRYER

First laundry pair for homes with pets. The washer's built-in Pet Pro Filter removes 5x more pet hair[1]



FREEFLEX THIRD RACK

The largest available[2] third rack with exclusive rotating wash jets for maximum coverage and 30% more capacity[3]



FLUSH MICROWAVE HOOD

Industry first flush to cabinet design[4] that has superior multifunction technology



SLIMTECH REFRIGERATION

The first vacuum insulated structure technology in a refrigerator in North America

Launching 2024



(1) Comparing Normal cycle with Pet Pro Filter and option to cycle using traditional agitator without Pet Pro Filter and option. Results will vary based on fabric and type of pet hair.
(2) Among leading brands based on usable volume.
(3) Compared to KitchenAid Two-Rack Dishwashers.
(4) When installed in standard cabinet depth 12-3/4.

23

2

Delivered 100bps+ of 2023 Share Gains

Expecting Continued Share Momentum Building on Our Leading Position

3 YEAR SHARE GAIN DRIVERS

- **~1pt from new product** launches and first to market innovations
- **Restoring balance of sale in key trade customers** impacted by supply constraints
- **~1pt from builder channel**: over indexed builder share and expecting above average new construction growth

NORTH AMERICA SHARE



~33%
~26%
~28%
~30%
2014 - 2019
Pre-Covid
2020 - 2022
Covid Driven
Supply Disruptions*
2023 - 2024
2026

*Covid driven supply disruptions impacted 2020-2022 resulting in ~26% market share in 2022.

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2 InSinkErator - A Perfect Complement

#1 Position	Share in Residential Food Waste Disposal Industry
60M+	Total U.S. Install Base
65-70% Share	U.S. Food Waste Disposal Share
~75% Replacement	Recurring Like-For-Like Demand From Leading Install Base
Installed in 80%+ of New Homes	Perfect Complement to U.S. Home Builder #1 Choice

2024 Expectations

SALES	**~$575M** 6-8% YoY Growth
EBIT %	**~20%**



25

2 Runway for Growth for InSinkErator



Food Waste Disposers ~80% of *InSinkErator* Sales

Closing Penetration Gaps Through Consumer Education of Environmental Benefits and Addressing Misconceptions

U.S. OPPORTUNITY:

- Close 20pt penetration gap vs. dishwashers
- New housing growth
- Next Gen: expanding margins and unlocking D2C

INTERNATIONAL OPPORTUNITY:

- 5-6% penetration rates in Canada, U.K., Australia & ~40% in New Zealand
- 10pts of adoption would drive ~$100M in sales



Instant Hot Water Dispensers ~10% of *InSinkErator* Sales

SIGNIFICANT PENETRATION OPPORTUNITY FOR THIS ~$50M BUSINESS

- Leading U.S. position
- ~1.6% U.S. residential household penetration
- Strong new product pipeline
- Very attractive margin profile

26

Organic Value Creation From Our SDA Global Business Ludo Beauﬁls Executive Vice President, KitchenAid Small Appliances 27

KitchenAid A Truly Iconic Brand >100 years … built the strongest …with high relevance to of history… appliance brand by far… all generations Millennials Gen X Boomers (26-41) (42-57) (58+) % Aware +1 vs. closest comp. 95 97 99 Consider (T2) 72 79 77 +16 Currently Own 46 51 50 +7 28 +13 28 31 Preference vs. closest competitor Market: U.S. +9 +15 +13 * preference One of only two “Greatest Of All Times” brands globally according to Prophet One of only two “Greatest Of All Times” brands globally according to Prophet Source: Based on Prophet Consulting's Most Relevant Brands Report, 2023; Kantar Brand Health Tracking 2022 U.S. Preference 28 *Millennials (25-44); Gen X (45-54); Boomers (55+)

KitchenAid Small Appliances at A Glance

Whirlpool CORPORATION

OVERVIEW

Iconic brand with reputation recognized for **highest quality and performance**

Structurally higher margin business

Strong digital presence and global presence

Tremendous growth potential outside of current categories and distribution

FY FINANCIALS



$1.1B
~$1.0B
$1.0B+
$1.3B+
18%
~14%
~15.5%
~16%
2022
2023
2024
2026
Net Sales
EBIT %
*Industry Growth**:
-3%
+2%
+2-4%

#1 Mixer
Brand in the World**

65%+
Of Goods Sold ($) Produced in the U.S.

~1,300
Employees

~4.5
Star Rating***
Stand Mixer

*Source: *Euromonitor International Limited, Consumer Appliance Market Size/Forecast, Global Food Preparation Appliances and Small Cooking Appliances, accessed Jan 24th, 2024; **Source Euromonitor International Limited; based on custom research conducted October 2023 for value sales (in USD) in 2023 through all retail channels; ***Average Star rating based on Global KitchenAid and Trade Customer Websites*

29

Diversiﬁed KitchenAid Product Portfolio to Serve Full Food Journey STAND MIXERS & COFFEE & BREAKFAST ATTACHMENTS FOOD PREP COOKING 30

Strong Product Base with Innovative Launches Ahead and Global Expansion Opportunities HIGH PREFERENCE ACROSS ALL MAJOR CATEGORIES STRONG U.S. POSITION, LARGE GLOBAL POTENTIAL LONG TERM VALUE CREATION GLOBAL CATEGORY SIZE* • Sustained investment in our stand mixer business $5B $6B $4B $3B $8B • Accelerate growth with stand mixer attachments • Expand new segments with brand preference, quality and industry expertise Stand Food Traditional Espresso Countertop Mixer Processor Blender Machine Cooking 34 52 29 21 7 Long Term Value Creation ** Beyond Current Product Portfolio KITCHENAID BRAND PREFERENCE Market: U.S. Source: *Euromonitor International Limited, Consumer Appliance Market Size/Forecast, Global Blenders, Food Processors, Mixers, Espresso Coﬀee Machines, Slow Cookers and Other Small Cooking Appliances, accessed Jan 24th, 2024.**Kantar Brand Health Tracking 2022, Preference Score, U.S. Market, Stand Mixer, Food Processor, Traditional Blender, Espresso Machines, and Major Appliance Cooking (Cooktops + Wall Oven + Range), 31 which serves as a proxy for KitchenAid Smalls Countertop Cooking Brand. Preference.

Exciting Times Ahead… New KitchenAid Launches THE MOST SEARCHED ENTERING THE BRAND IN CORDLESS FULLY AUTOMATIC * HANDHELDS , ESPRESSO CATEGORY REVOLUTIONIZING IN FORCE THE CATEGORY Launched in 2023, Launch expected Q2 2024 oﬀ to a strong start 32 *2022 SEO Global Cordless Category Analysis: Top 6 Most Searched For Brands in Cordless Environment in the U.S. and U.K.

KitchenAid Entering the Espresso Category in Force in 2024 SEMI-AUTOMATIC FULLY AUTOMATIC WITH BURR GRINDER 33

KitchenAid Direct to Consumer Channel Established During Pandemic Continues to Get Stronger



Consistent Growth and Relevance
D2C Net Sales Balance of Sales (BOS)%
D2C Net Sales BOS
~60% Net Sales
CAGR ('19 - '23)
2019
(3% BOS)
2023
(17% BOS)
2026
(25%+ BOS)

Winning the Digital Consumer Journey

Deliver a lifetime of extraordinary KitchenAid experiences | Attract new consumers, grow existing relationship, build brand loyalty and create engagement | In-house digital knowledge & expertise built over the years

34

Long-Term Value Creation & Capital Allocation Jim Peters EVP & Chief Financial Oﬃcer 35

Introducing 2026 Value Creation Targets

	Net Sales Annual Organic Net Sales Growth Excluding Currency	Ongoing EBIT Ongoing Earnings Before Interest and Tax, % of Net Sales	FCF Free Cash Flow as % of Net Sales	ROIC Return on Invested Capital
2026 Target	~$17.2B	~9.0%	~7.0%	9-11%
2024 Proforma *(Excl. MDA Europe)*	~$16.2B	~7.0%	~4.0%	7-8%
2024 Guidance *(Includes Q1 MDA Europe: ~$700M NS and $10-15M EBIT)*	~$16.9B	~6.8%	~3.5%	7-8%

Note: Value creation of incremental ~$0.5B EBIT and >0.5% of FCF between 2024 and 2026.

36

Organic Growth and Margin Expansion Across All of Our Business Segments

Whirlpool CORPORATION

	2024 GUIDANCE		2026 TARGET	
	Net Sales	EBIT %	Net Sales	EBIT %
MDA **North America**	~Flat	~9.0%	2-3% (CAGR)	11-12%
MDA **Latin America**	~2.5%	~6.5%	3-4% (CAGR)	~8.0%
MDA **Asia**	~5.0%	~3.0%	5-6% (CAGR)	~7.0%
SDA Global	~7.5%	~15.5%	~10% (CAGR)	~16.0%
TOTAL*	**$16.9B**	**~6.8%**	**3-4%** (CAGR)	**~9.0%**

*Includes Q1 2024 for MDA Europe.

37

Expecting Margin Expansion From Strong Cost Take Out Actions ONGOING EBIT MARGIN DRIVERS ~9% EBIT MARGIN IN 2026 (50-100 bps) 350 - 400 bps • (~$200M) Negative price/mix in 2024, partially oﬀset by new product introductions and improved (100bps) ~100bps discretionary demand ~9% • $300-$400M 2024 cost take out 7.2% 6.1% • $300-$400M additional cost actions and reduced complexity in 2025 and 2026 • ($100-$200M) increased brand and product investments 38

Expecting $1.1B+ of Free Cash Flow in 2026 Funding Balanced Capital Allocation

FREE CASH FLOW DRIVERS



$366M
$200-$300M
~$300M
~$100M
$100-$200M
$1,100M+
2023 FCF
EMEA
Margin Expansion
Working Capital
Interest / Tax
2026 FCF

EXPECTING $1.1B+ FCF IN 2026

- EMEA 2023 FCF consumption of **$200-$300M** removed
- Annual margin expansion delivering ~**$100M** of annual FCF
- **~$100M** working capital improvement
- **$100-$200M** interest expense reduction, and portfolio transformation unlocking benefit

39

History of Shareholder Friendly Capital Allocations 5 YEAR CAPITAL ALLOCATION ($B) Shareholder Returns $3.9B $2.2B buybacks and $1.7B dividends ~$4B * Inorganic Investments $3.1B InSinkErator & Elica India acquisitions Returned to Shareholders in the Last 5 Years ~5% of sales reinvested (in line with Organic Investments $5.0B long-term target) $12.0B 40 *Elica PB Whirlpool Kitchen Appliances Pvt Ltd.

Clear Capital Allocation Priorities

Whirlpool CORPORATION

1 **Fund Organic Growth**	• Invest **~6%** of net sales in **Capex & R&D** • **~100+** new production introductions coming **2024**
2 **Fund Dividend**	• Guideline **~30%** of multi-year ongoing EPS
3 **Debt Service**	• **~2x** net debt leverage target • Maintain investment grade credit rating
4 **Share Buy Back or Value Creating M&A**	• **~$2.6B** share repurchase authorization remaining • Target immediately accretive acquisitions

41

2 Fund Dividend

Guideline: ~30% of Multi-Year Ongoing EPS



Dividends Declared ($)
Dividend as % of Ongoing EPS
Average
$2.88
$3.45
$3.90
$4.30
$4.55
$4.75
$4.85
$5.45
$7.00
$7.00
2014
2015
2016
2017
2018
2019
2020
2021
2022
2023
80%
60%
40%
20%
0%

~31%
10 year average in line with guideline

~70 Years
of consecutive dividend payments

~10% CAGR
dividend / share (2014-2023)

$1.75
Q1'24 dividend / share

Returning Cash to Shareholders Through Steady or Increasing Dividends Since

1955

42

Debt LeverageYear-End Net 3 Signiﬁcant Net Debt Leverage Improvement InSinkErator Acquisition $8,000 Related Debt $5,500 $1B of Debt $3,000 Reduction Expected: 2024 1.7 1.5 1.6 2.0 2.3 1.5 1.1 0.8 3.1 3.6 <3.5 <3.0~2.0 vs. 2022 $500M ~2X <3.5 Net debt Expect net debt Debt Reduction leverage target leverage in 2024 Expected in 2024 43 Whirlpool Total Debt ($M)

3 Well Balanced, Low Interest, Debt Ladder Provides Flexibility & Value for Shareholders Debt By Maturity w/ Fixed Rate Weighted Avg. Interest Rate of ~3% Acquisition Related Term Loan $2.1B Senior Notes due after 2030 $2,000 $500 $0 2024 2025 2026 2027 2028 2029 2030 2031 2032 2033 2034 2035 2036 2037 2038 2039 2040 2041 2042 2043 2044 2045 2046 2047 2048 2049 2050 Senior Notes 4.0% 3.7% 1.3% 1.1% 0.5% 4.8% - 2.4% 4.7% 5.5% - - - - - - - - - 5.2% - - 4.5% - - - 4.6% Fixed Interest Rates 44 Financing Arrangements ($M)

4 Strong Track Record of Share Buybacks ~$8B Returned to shareholders since 2014 (including dividends) $2.6B $4.9B 30% Share repurchase Cumulative Reduction in authorization share buybacks share count remaining 45 Past 10 Years

4 Opportunistic M&A Not A Priority in 2024 M&A Criteria Targeting immediately Margin 1 & FCF accretive acquisitions High ROIC Targets 2 Focus on Small Appliances & 3 Commercial Appliances However, debt 4 reduction and dividend remain 2024 priority 46

Recap | Three Reasons Why Whirlpool Is An Attractive Investment A Very Diﬀerent • Regional and local scale have gained importance over global scale 1 Portfolio of Business • Invest in our high margin businesses instead of restructuring Provides Value Upside • Expect discretionary demand recovery in mid-term Organic Value Creation • Growing leading builder share, well positioned for multi-year expansion from Our North 2 • Industry leading innovation & new product introductions America and Global SDA Business • Margin attractive premium SDA business with product expansion • Expect immediate & consistent progress through portfolio Achievable Long-Term transformation & organic actions Value Creation Goals • Capital allocation priorities 3 and Clear Capital Committed to Expect to improve Share buybacks or Allocation Priorities funding dividend net debt leverage value creating M&A to ~2x by 2026 47

* Whirlpool Corporation ownership of the Hotpoint brand in EMEA and Asia Paciﬁc regions is not aﬃliated with the Hotpoint brand sold in the Americas 48

Recap | Three Reasons Why Whirlpool Is An Attractive Investment Achievable Long-Term Organic Value Creation A Very Diﬀerent from Our North Value Creation Goals Portfolio of Business America and Global and Clear Capital Provides Value Upside SDA Business Allocation Priorities 49 49 49

Whirlpool Investor Day Appendix

Appendix Content Our Business Segment Overview Committed to Delivering Strong Cost Position 51

Leading Appliance Manufacturer With 110+ Years of Improving Life at Home SALES BY SALES BY SEGMENT CATEGORY $19B MDA Asia 5% Dishwashing SDA Global 5% and Other 2023 NET SALES, 19% AS REPORTED MDA Latin America 17% Cooking 24% MDA EMEA 18% 59K EMPLOYEES Laundry 27% MDA North America 55% 55 Refrigeration MANUFACTURING & 30% TECHNOLOGY CENTERS SDA: Small Domestic Appliances MDA: Major Domestic Appliances 52 52 Note: InSinkErator sales included in MDA North America; SDA Global sales included in Cooking category.

Our Vision: Be The Best Kitchen & Laundry Company, In Constant Pursuit of Improving Life at Home INSPIRE WIN GROW BUILD Generations with our With product Our consumer direct A competitive and resilient supply chain brands leadership business #1 share position 100+ products expected $1B+ D2C Net Sales 100+bps net cost take out annually in the Americas and to launch in 2024 in 2023 #3 in India 53

Improving Lives at Home Through Sustainable Products and Operations, Supporting Our People, and Doing the Right Thing

Whirlpool CORPORATION

ENVIRONMENTAL

Committing to Net Zero impact of our operations by 2030.

~25% year-over-year GHG emission (Scopes 1 & 2 market based) reduction[a] in 2022 and 2023

100% of the electrical consumption of nine Whirlpool Corporation U.S. plants when two wind farm installations are fully operational

Improved products, performance, usable capacity, energy consumption and water efficiency to reduce our scope 3 category 11 emissions

SOCIAL

Investing in caring for our employees, consumers and communities.

14% increase in the proportion of U.S. employees who identify as black

12% increase in the proportion of U.S. employees who identify as underrepresented minorities

3% increase in the proportion of global employees who identify as women

$144 million and over 242,000 products donated to Habitat for Humanity® over the last 24 years

GOVERNANCE & ETHICS

Holding ourselves accountable to ensure we live by our values.

250+ supplier code of conduct audits performed

100% of existing high risk and new suppliers completed due diligence screenings

AWARDS

Dow Jones Sustainability World Index, second consecutive year

World's Most Admired Companies, *Fortune*, thirteenth consecutive year

America's Most Just Companies, *JUST Capital*

Additional information about ESG can be found in our 2023 Sustainability Report published to be in March. View the full Federal Employer Information Report EEO-1 representing U.S. employees as of December 2022. (a) Emissions data includes divested entities for the period in which they were owned by Whirlpool during the year.

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Regional Leading Scale With Top Positioning in Multiple Countries CANADA #1 $0.8B Whirlpool Whirlpool UNITED STATES Share Position 2023 Revenue ~80% ~5M #1 $10.6B Whirlpool Whirlpool Appliance 2023 Industry Share Position 2023 Revenue Penetration Units INDIA ~90% ~52M #3 $0.8B Appliance 2023 Industry Whirlpool Whirlpool Penetration Units Share Position 2023 Revenue ~25% ~26M MEXICO Appliance 2023 Industry Penetration Units #2 $0.7B Whirlpool Whirlpool Share Position 2023 Revenue ~90% ~7M BRAZIL Appliance 2023 Industry Penetration Units #1 $2B Whirlpool Whirlpool Share Position 2023 Revenue ~65% ~13M Appliance 2023 Industry Penetration Units Note: All ﬁgures reﬂective of the major domestic appliances (MDA) only; United States industry AHAM T6; Canada industry AHAM T5; Mexico industry ANFAD T4, COBUS and internal estimates; Brazil industry 55 GFK T3; India industry GFK adjusted (% of sales not captured by GFK, coverage factor given by GFK).

Proven Track Record of Our Innovation…

We've constantly innovated to care for consumers, many first-to-market innovations

1911
First Electric Wringer Washer



1949
First Side-by-Side Refrigerator



1967
First Countertop Microwave



2006
French-Door Built-In Refrigerator



2015
Industry 1st 5-Door Configuration



2020
Largest Third Rack Dishwasher



2023
First Flush Built-In Design Over-the-Range Microwave*





1919
First Iconic KitchenAid Stand Mixer



1961
First Self-Ventilated Cooktop Oven



1998
First Energy/Water Efficient Top-Load Washer



2013
First Induction Double Oven Freestanding Range



2018
Dual Bulk Load & Go Dispensing Washer



2021
First Smart Top Load Washer with 2-in-1 Removable Agitator



2024
First Vacuum Insulated Structure Technology on a Refrigerator in North America

…continuing to improve life at home

**30" width, when installed in standard cabinet depth of 12-3/4*

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Best Brand and Product Portfolio

Multiple Billion Dollar Brands

LEADING BRANDS ACROSS PRICE SEGMENTS
% of Net Sales (2023)

Premium (~20%)	Mass (~75%)	Value (~5%)
KitchenAid, JENNAIR	Whirlpool, MAYTAG, BRASTEMP, Consul, elica*	AMANA

STRONG PRODUCT INNOVATION

Major Domestic Appliances & Adjacent Products



Small Domestic Appliances



**Elica PB Whirlpool Kitchen Appliances Pvt Ltd. Under license from Elica SpA, Italy.*
Note: Reflects brand portfolio expected post the closing of the Europe transaction.

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Strong Cost Position With History of Cost Discipline ~$500M FIXED COST REDUCTION SINCE 2019 -12% 2019 2023 As Reported; Includes Factory, Logistics & SG&A Fixed Costs * 2019 2023 59K Employees 92K Employees 41 Manufacturing Plants 34 Manufacturing Plants 91M Square Feet 66M Square Feet 58 *From 2018 10-K to reﬂect the ﬁgures at the start of 2019. Fixed Costs (millions)

Appendix Content Our Business Segment Overview Committed to Delivering Strong Cost Position 59

MDA North America | Segment Overview REVENUE ($B) EBIT (%) 2023 REVENUE BY PRODUCT LEADING BRAND PORTFOLIO 23% 27% Dishwashing Refrigeration * and Other 22% 28% Cooking Laundry 60 *Other includes InSinkErator, consumer products, Gladiator, parts & accessories, extended service plans, licensing.

MDA North America Well Positioned For Further Organic Growth and Margin Expansion In the U.S. and Canada #1 Share Position 2026 Expectations Total U.S. and Canada annual 57M+ Units appliance industry $10.8B ~$11.2B 2023 Revenue 2026 Revenue U.S. households with Whirlpool 2 out of 3 Homes appliances 9.4% 11-12% Headquartered in Benton Harbor, 2023 EBIT % 2026 EBIT % 25K+ Employees Michigan 10 Manufacturing ~80% of the products sold in the U.S. are manufactured in the U.S Plants 61

Enhancing The Consumer Experience With Our Major Domestic Appliance Adjacent Product Portfolio AFFRESH INSINKERATOR CLEANING PRODUCTS ~$550M GLADIATOR ~$400M PARTS & ACCESSORIES EXTENDED SERVICE PLAN & LICENSING ~$400M 62 Note: Figures represent 2023 Net Sales.

Whirlpool Well Positioned With Brand and Product Portfolio Regardless of Where Consumers Shop Whirlpool North America Net Sales BOS % 100% ● Maintained or increased balance of sale across home improvement 75% retailers ● 10pt+ increase in national 50% builder share since 2015 Independent Retailers ● Post-Covid, North America 25% Builders direct to consumer (D2C) has grown 30%+ since 2020 All Others D2C/Online Only 0% 2015 2017 2019 2021 2023 63 BOS: Balance of Sales

MDA Latin America | Segment Overview REVENUE ($B) EBIT (%) 2023 REVENUE BY PRODUCT LEADING BRAND PORTFOLIO 14% 44% Dishwashing * Refrigeration and Other 13% 29% Cooking Laundry 64 *Other includes spare parts, water ﬁlters and subscriptions, air conditioning.

MDA Latin America Well Positioned With Two Exceptional Brands In Latin America #1 Share Position 2026 Expectations Total Brazil and Mexico annual 20M+ Units industry $3.4B ~$3.7B 2023 Revenue 2026 Revenue Brastemp #1; Consul #3 and is #1 and #3 Most * found in 55%+ of Brazilian homes Preferred Brands 5.6% ~8.0% Opened $52M manufacturing 2023 EBIT % 2026 EBIT % 12K+ Employees location in Argentina in 2022 8 Manufacturing Local brands target ~80% of ** consumers in Brazil Plants *Brand preference is based on 2023 Brand Guidance Study provided by KANTAR Insights; the presence of Consul is based on KANTAR installed park study in 2022. 65 ** Mass through super premium; based on Brand Guidance Study provided by KANTAR Insights. Brastemp consumer target is 25 to 65 years old.

MDA Asia | Segment Overview REVENUE ($B) EBIT (%) 2023 REVENUE BY PRODUCT LEADING BRAND PORTFOLIO 13% 48% Dishwashing ** Refrigeration and Other * 9% 30% Cooking Laundry *Under license from Elica SpA, Italy. 66 **Other includes spare parts, warranties, and air treatment.

MDA Asia Value Creation Opportunity in India With GDP Growth & Low Appliance Penetration

Whirlpool CORPORATION

#3 Share Position	In India
26M+ Units	Total India annual industry
~25% Penetration	Appliance penetration has increased ~5% since 2019
~80% of Net Sales	Portion of 2023 MDA Asia net sales from India
5 Mfg Plants* & 2K+ Employees	Acquired majority stake in Elica India** in 2021

2026 Expectations

$1.0B
2023 Revenue

~$1.1B
2026 Revenue

2.3%
2023 EBIT %

~7.0%
2026 EBIT %



*Excludes InSinkErator manufacturing location in China
**Elica PB Whirlpool Kitchen Appliances Pvt Ltd

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High Single-Digit Revenue CAGR and EBIT Margin Expected in India Over the Long Term EXPECTING POSITIVE INDUSTRY WELL POSITIONED FOR SHIFTING TREND TO CONTINUE CONSUMER DEMAND WITH STRONG (4-6% INDUSTRY GROWTH IN 2024) OPPORTUNITY IN COOKING India T2 Appliance Industry Whirlpool India Net Sales BOS % +21% BOS: Balance of Sales 68 Industry source: GFK adjusted (% of sales not captured by GFK, coverage factor given by GFK) Units (millions)

SDA Global | Segment Overview REVENUE ($B) EBIT (%) 2023 REVENUE BY REGION PREMIUM PRODUCT PORTFOLIO 5% 6% Asia Latin America 69% 20% North EMEA America 69

SDA Global With Strong Margins and Industry Leading Mixer

Whirlpool CORPORATION

#1 Mixer Brand*	Demonstrated product leadership
4.5 Stars	Stand mixer rating**
10+ New Product Launches in 2024	Fully automatic espresso machine, rice cooker & more expected
~1.3K Employees	$40M investment in 2016 to expand capacity
1 Manufacturing Plant	65%+ of goods sold ($) produced in the U.S.

2026 Expectations

$1.0B 2023 Revenue	**~$1.3B** 2026 Revenue
14.3% 2023 EBIT %	**~16.0%** 2026 EBIT %



Source: *Source Euromonitor International Limited; based on custom research conducted October 2023 for value sales (in USD) in 2023 through all retail channels; **Average Star rating based on Global KitchenAid and Trade Customer Websites

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Appendix Content Our Business Segment Overview Committed to Delivering Strong Cost Position 71

Global Manufacturing Locations

Whirlpool CORPORATION


NORTH AMERICA
10 Major Domestic Appliance Plants
1 Small Domestic Appliance Plant
Amana, IA
Racine, WI
Ottawa, OH
Findlay, OH
Fall River, MA
Newton, IA
Tulsa, OK
Clyde, OH
Marion, OH
Greenville, OH
Cleveland, TN
Horizon, Mexico
Supsa, Mexico
Celaya, Mexico
Ramos, Mexico
Manaus, Brazil
Rio Claro, Brazil
Joinville, Brazil
Fátima (Pilar), Argentina
LATIN AMERICA
8 Major Domestic Appliance Plants
ASIA
6 Major Domestic Appliance Plants*
Faridabad, India
Ranjangaon, Pune, India
Elica (2 Locations), Pune, India
Puducherry, India
Nanjing, China

*Includes InSinkErator manufacturing location in China.

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Need information Local Leading Scale Enables Strong Cost Position SCALE LEADING OPERATIONS ADVANCED PRODUCTIVITY TOOLS * 2023 2024 Global Production System Mega Factory (>3M units) Embarked on our global World-Class 5 5 Manufacturing initiative in 2017, with ~50% of factories at or above bronze level in 2023 Large Factory Product Architecture (1–3M units) 25%+ architecture complexity reduction 14 9 in the past 3 years through consolidation and modularization Mid-Sized Factory Cost Discipline (<1M units) 15 11 Aggressive indirect spend discipline 73 *Excludes MDA EMEA factories. Ready for design Suggest introducing a map slide after or before (lets see what that slide looks like) combining pp. 15, 22, 27 Number of Key Global Factories

End-to-End Supply Chain and Manufacturing Excellence PRODUCTIVITY: Further strengthen World Class World Class Manufacturing methodology and Manufacturing expect to deliver 100+bps annual net cost take out and eﬃciency gains Increase supply chain resiliency through dual sourcing and part complexity reduction, with a 50%+ Automation reduction in parts in the last 3 years AUTOMATION: Invest in intelligent factories and automation delivering continuous improvement Digital Transformation $30M+ plant system digitization that monitors and optimizes performance Ottawa Plant 74

Strong Focus on Cost Composition and Drivers of Net Cost Take Out

Whirlpool CORPORATION



COGS: ~$13B
~80% Variable
~5%
~10%
~25%
~60%
RESEARCH & DEVELOPMENT: Investment in our innovative products
MANUFACTURING / QUALITY: Automation and world class manufacturing, improving assembly yields
LOGISTICS: Balancing capacity, cost and service
RAW MATERIALS: Dual sourcing, optimizing supplier footprints, and reduced part complexity
SG&A: ~$1.6B
~70%
~30%
ADMINISTRATION: Organizational simplification
MARKETING & TECHNOLOGY: Brand and product investments

Note: 2023 figures excluding EMEA. Including EMEA, 2023 COGS is $16.3B and SG&A is $2.0B.

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Delivering Net Cost Beneﬁt 8 of the Last 10 Years… $1.7B+ NET COST TAKE OUT SINCE 2015 $300-$400M cost take out expected in 2024 and additional actions through 2026 76 Note: Net cost take out only. Negative ﬁgures represent cost reduction. Net Cost Take Out (millions)

… With Signiﬁcant Cost Take Out Opportunity Remaining From Raw Materials Inﬂation ~$2.5B INCREASE IN 2021 AND 2022 Signiﬁcant opportunity to reset cost base after $2.5B in raw material increases in 2021 and 2022 77 Note: Raw materials inﬂation only. Positive ﬁgures represent cost increase. Assumes 2024 results are not meaningfully impacted by raw material cost. Raw Materials Inﬂation (millions)

Why Whirlpool Is An Attractive Investment

Whirlpool CORPORATION

Profitable Growth	Margin Expansion	Free Cash Flow Conversion	Funding the Business through Innovation	Returning Cash to Shareholders
~$17.2 BILLION *2026 Net Sales*	**~9%** *2026 Ongoing EBIT Margin*	**$1.1+ BILLION FCF** *2026, ~7% of Net Sales*	**9%-11% ROIC** *2026 Annual Expectation*	**~$4 BILLION** *Buybacks & dividends since 2019*
Top share positions benefiting from **positive long term consumer demand** trends and **strong replacement demand market**	**Expecting $300-400M 2024 cost take-out**	Driven by **growth** and **margin expansion**	**$5 billion in R&D and capex** invested since 2019	**69 consecutive years of dividends paid**
Product innovation pipeline and **strong brand portfolio**	Relentless focus on **cost and complexity** reduction	Europe transaction expected to deliver **$200-$300M of incremental free cash flow in 2025**	**Over 500 product launches** since 2019	**$2.6 billion share repurchase authorization** remaining (as of December 31, 2023)
	12% reduction in fixed cost since 2019		Net debt leverage **below target of 2.0x**	
~$16.9 BILLION *Net Sales 2024 Guidance*	**~6.8%** *Ongoing EBIT 2024 Guidance*	**$550-$650 MILLION** *2024 FCF Guidance*	**7%-8% ROIC** *2024 Annual Expectation*	**~$400 MILLION** *Dividends Expected 2024**

Well positioned to deliver a higher-growth, higher-margin business and shareholder returns

**Subject to board approval.*

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2026 Value Creation

	2024 GUIDANCE*	2026 TARGET
NET SALES	~$16.9B	~$17.2B
ONGOING EBIT % OF NET SALES	~$1.15B ~6.8%	~$1.6B ~9%
INTEREST EXPENSE	~$350M	~$250M
ADJUSTED EFFECTIVE TAX RATE	~0%	20%-25%
FREE CASH FLOW	$550-$650M	$1.1B+
CASH TAX RATE	~20%	~15%

*Includes Q1 2024 for MDA Europe.

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Whirlpool Investor Day Supplemental Information

EMEA Operating Proﬁt The reconciliation provided below reconciles the non-GAAP ﬁnancial measure EMEA ongoing business segment operating proﬁt (loss) with the most directly comparable GAAP ﬁnancial measure, EMEA segment operating proﬁt (loss), for the twelve months ended December 31, 2014. Operating proﬁt reconciliation: 2014 Reported measure (operating proﬁt) $59 Acquisition Related Costs and Inventory PPA 60 Ongoing business measure (operating proﬁt) $119 81

EMEA EBIT The reconciliation provided below reconciles the non-GAAP ﬁnancial measures EMEA ongoing earnings before interest and taxes, with the most directly comparable GAAP ﬁnancial measure, EMEA earnings before interest and taxes, for the twelve months ending December 31, 2016 and 2015. Earnings before interest and 2016 2015 taxes reconciliation: Reported measure (EBIT) $150 $141 Legacy product warranty and liability expense (26) 39 Pension settlement charges 0 12 Combined Acquisition Related Transition Cost & Inventory Purchase Price Allocation 54 11 Ongoing business measure (EBIT) $178 $203 82

EMEA Free Cash Flow EMEA free cash ﬂow is cash provided by (used in) operating activities after capital expenditures and proceeds from sale of assets through 2021. The reconciliation provided below reconciles twelve months ended December 31, 2023, 2022, 2021, 2020, 2019, 2018, 2017, 2016, 2015, 2014, 2013, 2012, 2011, 2010, 2009, and 2008 free cash ﬂow with cash provided by (used in) operating activities, the most directly comparable GAAP ﬁnancial measure. (millions of dollars) 2023 2022 2021 2020 2019 2018 2017 2016 2015 2014 2013 2012 2011 2010 2009 2008 Cash provided by (used in) operating activities $(68) $(123) $192 $93 $147 $(35) $(2) $(93) $340 $50 $115 $(19) $9 $213 $301 $231 Capital expenditures (107) (132) (152) (116) (124) (154) (218) (199) (220) (129) (101) (88) (103) (98) (116) (156) Proceeds from Sale of Assets - - 15 26 18 2 2 12 1 - 2 8 3 - - - Free cash ﬂow $(175) $(255) $55 $3 $40 $(187) $(218) $(281) $121 $(79) $16 $(99) $(91) $115 $185 $75 Note: Numbers may not reconcile due to rounding; Cash provided by (used in) ﬁnancing activities and cash provided by (used in) investing activities are not provided based on the segment nature of this reconciliation 83

Whirlpool Free Cash Flow Free cash ﬂow is cash provided by (used in) operating activities after capital expenditures. The reconciliation provided below reconciles twelve months ended December 31, 2023 and 2024 full-year guidance free cash ﬂow with cash provided by (used in) operating activities, the most directly comparable GAAP ﬁnancial measure. Free cash ﬂow as a percentage of net sales is calculated by dividing free cash ﬂow by net sales. Twelve Months Ended December 31, (millions of dollars) 2023 *2024 Guidance Cash provided by (used in) operating activities $915 $1,150 - $1,250 Capital expenditures (549) ~(600) Free cash ﬂow $366 $550 - $650 Cash provided by (used in) investing activities (553) Cash provided by (used in) ﬁnancing activities (792) Note: Numbers may not reconcile due to rounding *Financial guidance on a GAAP basis for cash provided by (used in) ﬁnancing activities and cash provided by (used in) investing activities has not been provided because in order to prepare any such estimate or 84 projection, the Company would need to rely on market factors and certain other conditions and assumptions that are outside of its control.

2024 Ongoing EBIT & EPS

Whirlpool CORPORATION

The reconciliation provided below reconciles the non-GAAP financial measures ongoing earnings before interest and taxes and ongoing earnings per diluted share, with the most directly comparable GAAP financial measures, net earnings available to Whirlpool and net earnings per diluted share available to Whirlpool, for the twelve months ending December 31, 2024. Ongoing EBIT margin is calculated by dividing ongoing EBIT by net sales. EBIT margin is calculated by dividing EBIT by net sales. The earnings per diluted share GAAP measure and ongoing measure are presented net of tax, while each adjustment is presented on a pre-tax basis. Our anticipated full-year GAAP tax rate is approximately 24%. The aggregate income tax impact of the taxable components of each adjustment is presented in the income tax impact line item at our anticipated full-year adjusted tax (non-GAAP) rate of approximately 0.0%.

Results Classification	Earnings before interest & taxes*	Earnings per diluted share
Reported measure	~$1,100	~$9.50
Restructuring Expense	~50	~1.00
Total income tax impact		-
Normalized tax rate adjustments		~3.50
Ongoing measure	~$1,150	~$14.00
Net Sales	~$16,900	
Ongoing EBIT Margin	6.8%	

Note: Numbers may not reconcile due to rounding

**Earnings Before Interest & Taxes (EBIT) is a non-GAAP measure. The Company does not provide a forward-looking quantitative reconciliation of EBIT to the most directly comparable GAAP financial measure, net earnings available to Whirlpool, because the net earnings available to noncontrolling interests item of such reconciliation -- which has historically represented a relatively insignificant amount of the Company's overall net earnings -- implicates the Company's projections regarding the earnings of the Company's non wholly-owned subsidiaries and joint ventures that cannot be quantified precisely or without unreasonable efforts.*

85

2023 Ongoing EBIT & EPS The reconciliation provided below reconciles the non-GAAP ﬁnancial measures ongoing earnings before interest and taxes and ongoing earnings per diluted share, with the most directly comparable GAAP ﬁnancial measures, net earnings (loss) available to Whirlpool and net earnings (loss) per diluted share available to Whirlpool, for the twelve months ending December 31, 2023. Net earnings (loss) margin is calculated by dividing net earnings (loss) available to Whirlpool by net sales. Ongoing EBIT margin is calculated by dividing ongoing EBIT by net sales. EBIT margin is calculated by dividing EBIT by net sales. The earnings per diluted share GAAP measure and ongoing measure are presented net of tax, while each adjustment is presented on a pre-tax basis. Our full-year GAAP tax rate was 13.0%. The aggregate income tax impact of the taxable components of each adjustment is presented in the income tax impact line item at our full-year adjusted tax (non-GAAP) rate of (6.7)%. Twelve Months Twelve Months Ended Ended December 31, 2023 December 31, Earnings before Earnings per Earnings Before Interest & Taxes Reconciliation: 2023 Results classiﬁcation interest & taxes diluted share Reported measure $ 916 $ 8.72 Net earnings (loss) available to Whirlpool $ 481 (Gain) loss on sale and Net earnings (loss) available to noncontrolling disposal of businesses interests 7 & Selling, general and administrative & including equity Income tax expense (beneﬁt) 77 Impact of M&A transactions method investment 181 3.27 Interest and sundry Legacy EMEA legal matters (income) expense 94 1.71 Interest expense 351 Total income tax impact 0.35 Normalized tax rate Earnings (loss) before interest & taxes $ 916 adjustment 2.11 Ongoing measure $ 1,191 $ 16.16 Net sales $ 19,455 Net Sales $ 19,455 Net earnings (loss) margin 2.5% Ongoing EBIT Margin 6.1% Note: Numbers may not reconcile due to rounding 86

2022 Ongoing EBIT & EPS The reconciliation provided below reconciles the non-GAAP ﬁnancial measures ongoing earnings before interest and taxes and ongoing earnings per diluted share, with the most directly comparable GAAP ﬁnancial measures, net earnings (loss) available to Whirlpool and net earnings (loss) per basic share available to Whirlpool, for the twelve months ended December 31, 2022. Net earnings (loss) margin is calculated by dividing net earnings (loss) available to Whirlpool by net sales. Ongoing EBIT margin is calculated by dividing ongoing EBIT by net sales. EBIT margin is calculated by dividing EBIT by net sales. The earnings per basic share GAAP measure and ongoing measure are presented net of tax, while each adjustment is presented on a pre-tax basis. Our full-year GAAP tax rate was (21.6)%. The aggregate income tax impact of the taxable components of each adjustment is presented in the income tax impact line item at our full-year adjusted tax rate (non-GAAP) of 4.4%. Twelve Months Ended Twelve Months Ended December 31, 2022 Earnings before Earnings per interest & taxes diluted share Results classiﬁcation Earnings Before Interest & Taxes Reconciliation: December 31, 2022 Reported measure $ (1,056) $ (27.18) Net earnings (loss) available to Whirlpool $ (1,519) Impairment of goodwill Net earnings (loss) available to noncontrolling and other intangibles & interests 8 Impairment of goodwill, Equity method investment intangibles and other assets income (loss), net of tax 396 7.08 (Gain) loss on sale and Income tax expense (beneﬁt) 265 disposal of businesses & Selling, general and Interest expense 190 Impact of M&A transactions administrative 1,936 34.63 Substantial liquidation of Interest and sundry subsidiary (income) expense 84 1.51 Earnings (loss) before interest & taxes $ (1,056) Total income tax impact (1.89) Net sales $ 19,724 Normalized tax rate adjustment 5.69 Net earnings (loss) margin (7.7)% Share adjustment (0.20) Ongoing measure $ 1,360 $ 19.64 Net Sales $ 19,724 Ongoing EBIT Margin 6.9% Note: Numbers may not reconcile due to rounding 87

2021 Ongoing EBIT & EPS The reconciliation provided below reconciles the non-GAAP ﬁnancial measures ongoing earnings before interest and taxes and ongoing earnings per diluted share, with the most directly comparable GAAP ﬁnancial measures, net earnings available to Whirlpool and net earnings per diluted share available to Whirlpool, for the twelve months ended December 31, 2021. Ongoing EBIT margin is calculated by dividing ongoing EBIT by net sales. EBIT margin is calculated by dividing EBIT by net sales. Net earnings margin is calculated by dividing net earnings available to Whirlpool by net sales. The earnings per diluted share GAAP measure and ongoing measure are presented net of tax, while each adjustment is presented on a pre-tax basis. Our full year GAAP tax rate was 22.2%. The aggregate income tax impact of the taxable components of each adjustment is presented in the income tax impact line item at our full-year adjusted tax rate (non-GAAP) of 23.5%. Twelve Months Ended Twelve Months Ended December 31, 2021 Results Earnings before Earnings per Earnings Before Interest & Taxes Reconciliation: December 31, 2021 interest & taxes diluted share classiﬁcation Reported measure $ 2,499 $ 28.36 Net earnings (loss) available to Whirlpool $ 1,783 Net earnings (loss) available to noncontrolling Restructuring costs Restructuring costs 38 0.61 interests 23 (Gain) loss on sale (Gain) loss on sale and disposal of and disposal of businesses businesses (107) (1.69) Income tax expense (beneﬁt) 518 (Gain) loss on (Gain) loss on previously held previously held Interest expense 175 equity interest equity interest (42) (0.50) Product warranty and liability Cost of products Earnings (loss) before interest & taxes $ 2,499 (income) expense sold (9) (0.14) Income tax impact 0.41 Net sales $ 21,985 Normalized tax rate adjustment (0.46) Net earnings (loss) margin 8.1% Ongoing measure $ 2,379 $ 26.59 Net Sales $ 21,985 Ongoing EBIT Margin 10.8% Note: Numbers may not reconcile due to rounding 88

2020 Ongoing EBIT & EPS The reconciliation provided below reconciles the non-GAAP ﬁnancial measures ongoing earnings before interest and taxes and ongoing earnings per diluted share, with the most directly comparable GAAP ﬁnancial measures, net earnings (loss) available to Whirlpool and net earnings (loss) per diluted share available to Whirlpool, for the twelve months ended December 31, 2020. Net earnings margin is calculated by dividing net earnings available to Whirlpool by net sales. Ongoing EBIT margin is calculated by dividing ongoing EBIT by net sales. EBIT margin is calculated by dividing EBIT by net sales. The earnings per diluted share GAAP measure and ongoing measure are presented net of tax, while each adjustment is presented on a pre-tax basis. Our full year GAAP tax rate is approximately 26.5%. The aggregate income tax impact of the taxable components of each adjustment is presented in the income tax impact line item at our full-year adjusted tax rate of approximately 26.3%. Twelve Months Twelve Months Ended Ended December 31, 2020 Earnings Before Interest & Taxes Earnings before Earnings per Reconciliation: December 31, 2020 interest & taxes diluted share Results classiﬁcation Net earnings (loss) available to Whirlpool $ 1,075 Reported measure $ 1,636 $ 16.98 Restructuring costs Restructuring costs 288 4.54 Net earnings (loss) available to noncontrolling interests (10) Product warranty and liability (income) expense Cost of products sold (30) (0.47) Income tax expense (beneﬁt) 382 Sale leaseback, real estate and receivable adjustments Cost of products sold (74) (1.16) Sale leaseback, real estate and Selling, general and Interest expense 189 receivable adjustments administrative (39) (0.61) Corrective action recovery Cost of products sold (14) (0.22) Earnings (loss) before interest & taxes $ 1,636 (Gain) loss on sale and disposal of (Gain) loss on sale and Net sales $ 19,456 businesses disposal of businesses (7) (0.10) Income tax impact (0.53) Net earnings (loss) margin 5.5% Normalized tax rate adjustment 0.03 Ongoing measure $ 1,760 $ 18.46 Net Sales $ 19,456 Ongoing EBIT Margin 9.0% Note: Numbers may not reconcile due to rounding 89

2019 Ongoing EBIT & EPS The reconciliation provided below reconciles the non-GAAP ﬁnancial measures ongoing earnings before interest and taxes and ongoing earnings per diluted share, with the most directly comparable GAAP ﬁnancial measures, net earnings available to Whirlpool and net earnings per diluted share available to Whirlpool, for the twelve months ended December 31, 2019. Ongoing EBIT margin is calculated by dividing ongoing EBIT by net sales. EBIT margin is calculated by dividing EBIT by net sales. The earnings per diluted share GAAP measure and ongoing measure are presented net of tax, while each adjustment is presented on a pre-tax basis. Our full-year GAAP tax rate of approximately 22.8% includes the impact of the gain on sale of Embraco. The aggregate income tax impact of the taxable components of each adjustment is presented in the income tax impact line item at our full-year adjusted tax rate of approximately 15.3%. Twelve Months Ended Twelve Months December 31, 2019 Ended Earnings before Earnings per Earnings Before Interest & Taxes interest & taxes diluted share Results classiﬁcation Reconciliation: December 31, 2019 Reported measure $ 1,717 $ 18.19 Restructuring costs Restructuring costs 188 2.93 Net earnings (loss) available to Whirlpool $ 1,168 Interest and sundry Brazil indirect tax credit (income) expense (180) (2.80) Net earnings (loss) available to (Gain) loss on sale and disposal of (Gain) loss on sale and noncontrolling interests 14 businesses disposal of businesses (437) (6.79) Income tax expense (beneﬁt) 348 Product warranty and liability expense Cost of products sold 126 1.96 Interest and sundry Product warranty and liability expense (income) expense 5 0.08 Interest expense 187 Sale leaseback, real estate and receivable adjustments Cost of products sold (95) (1.48) Earnings (loss) before interest & taxes $ 1,717 Sale leaseback, real estate and Selling, general and receivable adjustments administrative 9 0.14 Trade customer insolvency claim Interest and sundry Net sales $ 20,419 settlement (income) expense 59 0.92 Income tax impact 0.75 Net earnings (loss) margin 5.7% Normalized tax rate adjustment 1.84 Ongoing measure $ 1,392 $ 15.74 Net Sales $ 20,419 Ongoing EBIT Margin 6.8% Note: Numbers may not reconcile due to rounding 90

2018 Ongoing EBIT & EPS The reconciliation provided below reconciles the non-GAAP ﬁnancial measures ongoing earnings before interest and taxes and ongoing earnings per diluted share, with the most directly comparable GAAP ﬁnancial measures, net earnings available to Whirlpool and net earnings per diluted share available to Whirlpool, for the twelve months ended December 31, 2018. Ongoing EBIT margin is calculated by dividing ongoing EBIT by net sales. EBIT margin is calculated by dividing EBIT by net sales. The earnings per diluted share GAAP measure and ongoing measure are presented net of tax, while each adjustment is presented on a pre-tax basis. Our full-year GAAP tax rate includes the nondeductible earnings impact of the impairment of goodwill and intangibles of $747 million and the France antitrust settlement charge of $103 million. The aggregate income tax impact of the taxable components of each adjustment is presented in the income tax impact line item at our full-year adjusted tax rate of approximately 6.6%. Twelve Months Ended Twelve Months Ended December 31, 2018 Earnings before Earnings per Results interest & taxes diluted share Earnings Before Interest & Taxes December 31, classiﬁcation Reconciliation: 2018 Reported measure $ 217 $ (2.22) Restructuring costs Restructuring costs 247 3.68 Net earnings (loss) available to Whirlpool $ (149) Interest and sundry Net earnings (loss) available to France antitrust settlement (income) expense 103 1.53 noncontrolling interests 24 Impairment of goodwill and other Impairment of goodwill and intangibles intangibles 747 11.11 Income tax expense (beneﬁt) 150 Selling, general and Trade customer insolvency administrative 30 0.45 Interest expense 192 Selling, general and Divestiture related transition costs administrative 21 0.32 Earnings (loss) before interest & taxes $ 217 Income tax impact (0.29) Normalized tax rate adjustment 1.25 Net sales $ 21,037 Share adjustment (0.17) Net earnings (loss) margin (0.7)% Ongoing measure $ 1,365 $ 15.66 Net Sales $ 21,037 Ongoing EBIT Margin 6.5% Note: Numbers may not reconcile due to rounding 91

2017 Ongoing EBIT & EPS The reconciliation provided below reconciles the non-GAAP ﬁnancial measures ongoing earnings before interest and taxes and ongoing earnings per diluted share, with the most directly comparable GAAP ﬁnancial measures, net earnings available to Whirlpool and net earnings per diluted share available to Whirlpool, for the twelve months ended December 31, 2017. Ongoing EBIT margin is calculated by dividing ongoing EBIT by ongoing net sales. Ongoing net sales excludes $(32) million primarily related to an adjustment for trade promotion accruals in prior periods. The earnings per diluted share GAAP measure and ongoing measure are presented net of tax, while each adjustment is presented on a pretax basis. The aggregate income tax impact of the taxable components of each adjustment is presented in the income tax impact line item at our full-year tax rate of 14.7%. Twelve Months Ended Twelve Months Ended Earnings Before Interest & Taxes Reconciliation: December 31, 2017 December 31, 2017 Earnings before Earnings per diluted Net earnings (loss) available to Whirlpool $ 350 interest & taxes share Net earnings (loss) available to noncontrolling interests (13) Reported GAAP measure $ 1,049 $ 4.70 Income tax expense (beneﬁt) 550 Restructuring expense 275 3.70 Interest expense 162 Out-of-period adjustment 40 0.27 Earnings (loss) before interest & taxes $ 1,049 Income tax impact (0.56) Net sales $ 21,253 Normalized tax rate adjustment 5.63 Net earnings (loss) margin 4.9% Ongoing measure $ 1,364 $ 13.74 Net Sales $ 21,253 Ongoing EBIT Margin 6.4% Note: Numbers may not reconcile due to rounding 92

2016 Ongoing EBIT & EPS The reconciliation provided below reconciles the non-GAAP ﬁnancial measures ongoing business earnings before interest and taxes and ongoing business earnings per diluted share, with the most directly comparable GAAP ﬁnancial measures, net earnings available to Whirlpool and net earnings per diluted share available to Whirlpool, for the twelve months ended December 31, 2016. Ongoing business EBIT margin is calculated by dividing ongoing business EBIT by net sales. The earnings per diluted share GAAP measure and ongoing business measure are presented net of tax, while each adjustment is presented on a pre-tax basis. The aggregate income tax impact of the taxable components of each adjustment is presented in the income tax impact line item at our full-year tax rate of 16.6%. Twelve Months Twelve Months Ended Ended December 31, 2016 Earnings Before Interest & Taxes Reconciliation: December 31, 2016 Earnings before Earnings per interest & taxes diluted share Net earnings (loss) available to Whirlpool $ 888 Net earnings (loss) available to noncontrolling Reported GAAP measure $ 1,275 $ 11.50 interests 40 Restructuring expense 173 2.24 Income tax expense (beneﬁt) 186 Interest expense 161 Acquisition related transition costs 86 1.11 Legacy product warranty and liability Earnings (loss) before interest & taxes $ 1,275 expense (23) (0.30) Net sales $ 20,718 Income tax impact (0.49) Net earnings (loss) margin 6.2% Ongoing measure $ 1,511 $ 14.06 Net Sales $ 20,718 Ongoing EBIT Margin 7.3% Note: Numbers may not reconcile due to rounding 93

2015 Ongoing EBIT & EPS The reconciliation provided below reconciles the non-GAAP ﬁnancial measures ongoing business earnings before interest and taxes and ongoing business earnings per diluted share, with the most directly comparable GAAP ﬁnancial measures, net earnings available to Whirlpool and net earnings per diluted share available to Whirlpool, for the twelve months ending December 31, 2015. Ongoing business EBIT margin is calculated by dividing ongoing business EBIT by net sales. Twelve Months Ended Twelve Months Ended December 31, 2015 Earnings before Earnings per Earnings Before Interest & Taxes Reconciliation: December 31, 2015 interest & taxes diluted share Reported GAAP measure $ 1,196 $ 9.83 Net earnings (loss) available to Whirlpool $ 783 Restructuring expense 201 2.03 Net earnings (loss) available to noncontrolling interests 39 Combined Acquisition Related Transition Costs 64 0.66 Income tax expense (beneﬁt) 209 Beneﬁt Plan Curtailment Gain (62) (0.63) Gain/Expenses Related to a Interest expense 165 Business Investment (46) (0.44) Legacy Product Warranty and Earnings (loss) before interest & taxes $ 1,196 Liability Expense 42 0.42 Pension Settlement Charges 15 0.16 Net sales $ 20,891 Antitrust and Dispute Resolutions 35 0.35 Net earnings (loss) margin 5.7% Ongoing measure $ 1,445 $ 12.38 Net Sales $ 20,891 Ongoing EBIT Margin 6.9% Note: Numbers may not reconcile due to rounding 94

2014 Ongoing EBIT & EPS The reconciliation provided below reconciles the non-GAAP ﬁnancial measures ongoing business earnings before interest and taxes and ongoing business earnings per diluted share, with the most directly comparable GAAP ﬁnancial measures, net earnings available to Whirlpool and net earnings per diluted share available to Whirlpool, for the twelve months ending December 31, 2014. Ongoing business EBIT margin is calculated by dividing ongoing business EBIT by net sales excluding BEFIEX. Twelve Months Twelve Months Ended Ended December 31, 2014 Earnings Before Interest & Taxes Reconciliation: December 31, 2014 Earnings before Earnings per interest & taxes diluted share Net earnings (loss) available to Whirlpool $ 650 Reported GAAP measure $ 1,046 $ 8.17 Net earnings (loss) available to noncontrolling Brazilian (BEFIEX) Tax Credits (14) (0.18) interests 42 Restructuring Expense 136 1.34 Income tax expense (beneﬁt) 189 Investment Expenses 87 0.86 Interest expense 165 Combined Acquisition Related Transition Costs 98 1.09 Earnings (loss) before interest & taxes $ 1,046 Inventory Purchase Price Allocation 13 0.13 Net sales $ 19,872 Antitrust and Contract Resolutions 4 0.04 Normalized Tax Rate Adjustment (0.06) Net earnings (loss) margin 5.3% Ongoing measure $ 1,370 $ 11.39 Net Sales (excluding BEFIEX) $ 19,886 Ongoing EBIT Margin 6.9% Note: Numbers may not reconcile due to rounding 95

Net Debt Leverage(Page 1 of 3) The reconciliation provided below reconciles the non-GAAP ﬁnancial measure net debt leverage. The company deﬁnes Net debt leverage as net debt divided by ongoing earnings before interest, taxes, depreciation, and amortization (EBITDA). This ratio is net debt outstanding, including long-term debt, current maturities of long-term debt, and notes payable, less cash and cash equivalents, divided by ongoing EBITDA. Management believes that net debt leverage provides stockholders with a view of our ability to generate earnings suﬃcient to service our debt. Earnings before interest, taxes, depreciation, and amortization 2023 2022 2021 2020 2019 2018 2017 2016 2015 2014 reconciliation: Net earnings (loss) available to Whirlpool $481 $(1,519) $1,783 $1,075 $1,168 $(149) $350 $888 $783 $650 Net earnings (loss) available to noncontrolling interests 7 8 23 (10) 14 24 (13) 40 39 42 Income tax expense (beneﬁt) 77 265 518 382 348 150 550 186 209 189 Interest expense 351 190 175 189 187 192 162 161 165 165 Reported measure (EBIT)* $916 $(1,056) $2,499 $1,636 $1,717 $217 $1,049 $1,275 $1,196 $1,046 96

Net Debt Leverage (Page 2 of 3)

Whirlpool CORPORATION

Earnings before interest, taxes, depreciation, and amortization reconciliation:	2023	2022	2021	2020	2019	2018	2017	2016	2015	2014
Reported measure (EBIT)	$916	$(1,056)	$2,499	$1,636	$1,717	$217	$1,049	$1,275	$1,196	$1,046
Acquisition related transition costs	-	-	-	-	-	-	-	86	64	98
Antitrust and dispute resolutions	-	-	-	-	-	103	-	-	35	4
Benefit plan curtailment gain	-	-	-	-	-	-	-	-	(62)	-
Brazilian (BEFIEX) tax credits	-	-	-	-	(180)	-	-	-	-	(14)
Corrective action recovery	-	-	-	(14)	-	-	-	-	-	-
(Gain) loss on previously held equity interest	-	-	(42)	-	-	-	-	-	-	-
(Gain) loss on sale and disposal of businesses	-	-	(107)	(7)	(437)	21	-	-	-	-
Gain/expenses related to a business investment	-	-	-	-	-	-	-	-	(46)	-
Impact of M&A Transactions	181	1,936	-	-	-	-	-	-	-	-
Impairment of goodwill and intangibles	-	396	-	-	-	747	-	-	-	-
Inventory purchase price allocation	-	-	-	-	-	-	-	-	-	13
Legacy EMEA legal matters	94	-	-	-	-	-	-	-	-	-
Investment expenses	-	-	-	-	-	-	-	-	-	87
Legacy product warranty and liability expense	-	-	-	-	-	-	-	(23)	42	-
Out-of-period adjustment	-	-	-	-	-	-	40	-	-	-
Pension settlement charges	-	-	-	-	-	-	-	-	15	-
Product warranty and liability expense	-	-	(9)	(30)	131	-	-	-	-	-
Restructuring expense	-	-	38	288	188	247	275	173	201	136
Sale leaseback, real estate, and receivable adjustments	-	-	-	(113)	(86)	-	-	-	-	-
Substantial liquidation of subsidiary	-	84	-	-	-	-	-	-	-	-
Trade customer insolvency	-	-	-	-	59	30	-	-	-	-
Ongoing business measure (EBIT)	$1,191	$1,360	$2,379	$1,760	$1,392	$1,365	$1,364	$1,511	$1,445	$1,370
Depreciation and Amortization	$361	$475	$494	$568	$587	$645	$654	$655	$668	$560
Ongoing EBITDA	$1,552	$1,835	$2,873	$2,328	$1,979	$2,010	$2,018	$2,166	$2,113	$1,930

97

Net Debt Leverage (Page 3 of 3) 2023 2022 2021 2020 2019 2018 2017 2016 2015 2014 Gross debt outstanding Long-term debt $6,414 $7,363 $4,929 $5,059 $4,140 $4,046 $4,392 $3,876 $3,470 $3,544 Current maturities of long-term debt 800 248 298 298 559 947 376 560 508 234 Notes payable 17 4 10 12 294 1034 450 34 20 569 Gross debt outstanding $7,231 $7,615 $5,237 $5,369 $4,993 $6,027 $5,218 $4,470 $3,998 $4,347 Cash & cash equivalents $1,570 $1,958 $3,044 $2,924 $1,952 $1,498 $1,196 $1,085 $772 $1,026 2023 2022 2021 2020 2019 2018 2017 2016 2015 2014 Net debt to EBITDA ratio Net debt outstanding $5,661 $5,657 $2,193 $2,445 $3,041 $4,529 $4,022 $3,385 $3,226 $3,321 Ongoing EBITDA $1,552 $1,835 $2,873 $2,328 $1,979 $2,010 $2,018 $2,166 $2,113 $1,930 Net debt to EBITDA ratio 3.6 3.1 0.8 1.1 1.5 2.3 2.0 1.6 1.5 1.7 Note: Numbers may not reconcile due to rounding 98